AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 17, 1994

                                                     REGISTRATION NO. 33-
==============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------

                        POTOMAC ELECTRIC POWER COMPANY
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

District of Columbia and Virginia                     53-0127880
  (STATE OR OTHER JURISDICTION OF         (IRS EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)
                            ----------------------

           1900 PENNSYLVANIA AVENUE, N. W., WASHINGTON, D. C. 20068
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

    STOCK COMPENSATION PLAN FOR THE BOARD OF DIRECTORS OF POTOMAC ELECTRIC
                  POWER COMPANY (THE "DIRECTORS STOCK PLAN")
                           (FULL TITLE OF THE PLAN)
                           ------------------------

          MARY T. HOWARD, ASSISTANT SECRETARY AND ASSISTANT TREASURER
                        Potomac Electric Power Company
                        1900 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20068
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (202)872-2456
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                           ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                PROPOSED MAXIMUM
                          AMOUNT       PROPOSED MAXIMUM     AGGREGATE          AMOUNT OF
TITLE OF SECURITIES TO    TO BE         OFFERING PRICE      OFFERING          REGISTRATION
  BE REGISTERED         REGISTERED        PER SHARE          PRICE                FEE
============================================================================================
Common Stock, par
 value $1 per
 share.............    50,000 shs.(1)     $20.00(2)       $1,000,000            $345.00
============================================================================================

      (1) Pursuant to Rule 416(a) the amount of shares registered include such additional number of shares of Common Stock as are required to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the Common Stock.
      (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average high and low sale prices as reported by the consolidated reporting system on June 16, 1994.
============================================================================================


         PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents heretofore filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act") are incorporated by reference herein:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

      (c) The description of the Company's Common Stock included in registration statements and reports filed under the 1934 Act including any amendment or report for the purpose of updating such description.

      All documents filed by the Company or by the Directors Stock Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other incorporated document subsequently filed modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Legal Opinion

      The validity of the securities offered hereby has been passed upon for the Company by Betty K. Cauley, Esq., 1900 Pennsylvania Avenue, N.W., Washington, D.C., who is regularly employed by the Company as Secretary and Associate General Counsel.

Item 6.  Indemnification of Directors and Officers.

      The By-Laws of the Company provide that the Company shall indemnify each director or officer and each former director and officer of the Company against expenses actually and reasonably incurred in connection with the defense of any action, suit or proceeding by reason of his or her being or having been such director or officer, including liabilities incurred under the Securities Act of 1933, as amended, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his or her duty to the Company; and that such indemnification shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise. The Company also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.

      Not Applicable.

Item 8.  Exhibits.

Exhibit No.                   Description of Exhibit
- -----------                   ----------------------

  4                     --    Stock Compensation Plan for the Board of
                              Directors of Potomac Electric Power Company, effective July 1, 1994.

  5                     --    Opinion of Betty K. Cauley, Esq.

  15                    --    Letter regarding Interim Financial Information.

  23.1                  --    Consent of Betty K. Cauley, Esq., contained in
                              Exhibit 5.

  23.2                  --    Consent of Independent Accountants.

  24                    --    Power of Attorney of Directors and Officers of
                              the Company.


Item 9.  Undertakings.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;




                                    -2-

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the By-Laws of the registrant or Virginia or District of Columbia Law, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






                                    -3-

                                  SIGNATURES

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WASHINGTON, DISTRICT OF COLUMBIA, ON THE 17TH DAY OF JUNE, 1994.

                              POTOMAC ELECTRIC POWER COMPANY
                                       (REGISTRANT)



                              By      EDWARD F. MITCHELL*
                                ------------------------------------
                                (EDWARD F. MITCHELL, CHAIRMAN OF THE
                                 BOARD AND CHIEF EXECUTIVE OFFICER)

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

(i) Principal Executive Officer:


      EDWARD F. MITCHELL*
- -------------------------------- Chairman of the Board
     (Edward F. Mitchell)         and Chief Executive Officer


(ii) Principal Financial Officer:


        H. L. DAVIS*
- --------------------------------- Vice Chairman and Chief
       (H. Lowell Davis)           Financial Officer and Director



(iii) Principal Accounting Officer:


       D. R. WRAASE*
- ---------------------------------- Senior Vice President
      (Dennis R. Wraase)


                                                    June 17, 1994






                                    -4-
(iv) Directors:


     ROGER R. BLUNT*
- ------------------------------  Director
    (Roger R. Blunt, Sr.)

       A. J. CLARK*
- ------------------------------  Director
      (A. James Clark)

     JOHN M. DERRICK, JR.*
- ------------------------------  Director
    (John M. Derrick Jr.)

      R. E. MARRIOTT*
- ------------------------------  Director
     (Richard E. Marriott)

       DAVID O. MAXWELL*
- ------------------------------  Director
      (David O. Maxwell)

     FLORETTA D. McKENZIE*
- ------------------------------  Director
    (Floretta D. McKenzie)

       ANN D. McLAUGHLIN*
- ------------------------------  Director
      (Ann D. McLaughlin)

       PETER F. O'MALLEY*
- ------------------------------  Director
      (Peter F. O'Malley)

       LOUIS A. SIMPSON*
- ------------------------------  Director
      (Louis A. Simpson)

       W. REID THOMPSON*
- ------------------------------  Director
      (W. Reid Thompson)



          /S/ M. T. HOWARD
           MARY T. HOWARD
*By:------------------------------------
     (Mary T. Howard, Attorney-in-fact)

                                                          June 17, 1994


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